UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2007

KVH Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)

05-0420589

(IRS Employer Identification No.)

50 Enterprise Center Middletown, RI	02842
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 847-3327

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURES OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)	Compensatory Arrangements of Certain Officers

On March 6, 2007, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of KVH Industries, Inc. (the “Company”): (i) awarded cash bonuses with respect to 2006 to those officers of the Company who will be the “named executive officers” (as defined in Item 402(a)(3) of Regulation S-K) for purposes of the Company’s proxy statement for the 2007 annual meeting of stockholders (the “Named Executive Officers”); (ii) increased the annual base salaries of the Named Executive Officers, effective January 1, 2007, and (iii) issued stock option awards to the Named Executive Officers in the respective amounts set forth below.

Name and Title	2006 Bonus	2007 Annual Base Salary	Stock Option Awards (Number of Shares) (1)
Martin A. Kits van Heyningen President & Chief Executive Officer	$193,375	$355,300	40,000
Patrick J. Spratt Chief Financial Officer	$102,375	$235,350	25,000
Ian C. Palmer Executive Vice President, Satellite Sales	$67,431	$206,690	12,500
Robert J. Balog Vice President, Engineering, Satellite Products	$65,311	$199,125	12,500
James S. Dodez Vice President, Marketing and Strategic Planning	$63,882	$195,624	12,500

(1)	The exercise price of the stock options is $9.87, the closing price of the Company’s common stock on March 6, 2007. The stock options will vest annually in four equal installments beginning March 6, 2008, provided that the executive is employed by the Company at the time of vesting.

The Compensation Committee also approved a formula for calculating 2007 cash bonuses which will be payable in 2008. Under the formula, 75% of each executive’s bonus for 2007 is based on corporate performance goals and 25% of the bonus is based on individual performance goals. The corporate performance goals for 2007 are based on the Company’s actual earnings per share in 2007 as compared to the goals for earnings per share set forth in the Company’s internal business plans. The individual performance goals for 2007 (other than those of the President) were determined jointly by the President and each executive at the beginning of the year and are memorialized in a memorandum retained by the Company’s human resources department. The President’s individual performance goals were determined jointly by the President and the Compensation Committee and are similarly memorialized in a memorandum retained by the Company’s human resources department.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2007	KVH INDUSTRIES, INC.

	By:	/S/ Patrick J. Spratt
Patrick J. Spratt
Chief Financial Officer